Exhibit 99.2

Nova Lifestyle, Inc. Announces Closing of $9.0 Million Best-Efforts Public Offering

LOS ANGELES, CALIFORNIA - September 4, 2025 (GLOBE NEWSWIRE) — Nova LifeStyle, Inc. (Nasdaq: NVFY) (“Nova LifeStyle” or the “Company”), a U.S.-headquartered innovative designer and marketer of contemporary styled furniture, today announced the closing of its best-efforts public offering of 9,836,054 shares of common stock (the “Common Stock”) and 19,672,108 warrants (the “Warrants”) to purchase Common Stock (including shares of Common Stock underlying warrants) at a public offering price of $0.915. Each share of Common Stock was sold together with two Warrants, with each Warrant to purchase one share of Common Stock. Each Warrant is exercisable immediately with an exercise price equal to 120% of the offering price ($1.098 per share), and expires on the fifth anniversary of the issuance date, subject to certain adjustments.

The offering closed on September 4, 2025. Gross proceeds to the Company, before deducting placement agent’s fees and other offering expenses, were approximately $9.0 million. The Company intends to use the net proceeds of this offering for working capital, marketing expenditures, repayment of short-term debt and capital expenditures.

American Trust Investment Services, Inc. acted as exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the Company’s securities in this offering. Han Kun Law Offices LLP acted as U.S. securities counsel to the Company, and DeMint Law, PLLC acted as U.S. legal counsel to American Trust Investment Services, Inc.

The securities above were offered pursuant to a registration statement on Form S-1, as amended, (File No. 333-287559) which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 27, 2025. A final prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. The offering was made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the prospectus relating to this offering may also be obtained from American Trust Investment Services, Inc., 910 S. El Camino Real, Suite 200, San Clemente, California 92672, by telephone at (949) 347-5222 or by email at IB@amtruinvest.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Nova LifeStyle

Nova LifeStyle, Inc. is a well-established, innovative designer and distributor of modern lifestyle furniture; primarily sofas, dining room furniture, cabinets, office furniture and related components, bedroom furniture and various accessories, in matching collections. Nova LifeStyle’s product lines include the Nova Brands and Diamond Sofa (www.diamondsofa.com). Nova’s products feature urban contemporary styles that integrate comfort and functionality, incorporating upscale luxury designs which appeal to middle and upper middle-income consumers in the USA, China, Southeast Asia, South America, and elsewhere in the world. Visit Nova LifeStyle’s website at www.NovaLifeStyle.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, our ability to fully resume our operations and remain financially healthy, our expected future growth prospects. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

Investor Relations Contact

Andrew Barwicki

516-662-9461

andrew@barwicki.com

ir@novalifestyle.com